SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
Amendment No.2

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                     October 26, 2010

Tactical Air Defense Services, Inc.

(Exact name of registrant as specified in its charter)

Nevada		88-0455809
(State or other jurisdiction		(IRS Employer
of Incorporation)		Identification Number)
123 West Nye Lane, Suite 517
Carson City, Nevada 89706
(Address of principal executive offices)

(775) 888-6744
(Issuer’s Telephone Number)

_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note:

On January 4, 2011, Tactical Air Defense Services, Inc. (the “Company”) was advised by the Staff of the U.S. Securities & Exchange Commission that the Public Company Accounting Oversight Board (“PCAOB”) registration of the Company’s former independent accountant, Larry O’Donnell, CPA, P.C., had been revoked effective December 14, 2010. See http://pcaobus.org/Enforcement/Adjudicated/Documents/Larry_O_Donnell.pdf. The Staff advised us that, because of the license revocation, we may not include any audit report prepared by Larry O’Donnell, CPA, P.C. in any filings with the Commission. The Staff advised the Company to report this information in Form 8-K, Item 4.01, and we hereby do so.

The Company previously reported in its Form 8-K filed on November 19, 2010 (and subsequently amended on December 21, 2010), in substance, that Larry O’Donnell, CPA, P.C. had resigned as our auditor and that we had engaged a new independent accountant. We were unaware of the PCAOB matter involving Larry O’Donnell, CPA, P.C. when we reported our former auditor’s resignation.  We are reporting in Item 4.01 below the information, as amended, that we reported in Form 8-K filed on November 19, 2010 (and subsequently amended on December 21, 2010), as it pertained to Larry O’Donnell, CPA, P.C.

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01                      Changes in Registrant’s Certifying Accountant.

On October 26, 2010, our former accountant, Larry O’Donnell, PC, resigned. We understand that effective December 14, 2010, Mr. O’Donnell’s PCAOB registration has been ordered to be revoked, and that the Company is no longer able to include any audit report prepared by Larry O’Donnell, CPA, P.C. in its filings with the Commission.

The original decision to resign was the sole decision of the auditor and such resignation was not recommended or approved of by the Company’s board of directors or any audit or similar committee. On or about November 17, 2010, we retained the firm of DeJoya Griffith & Company, LLC to review all interim period financial statements going forward and audit our financial statements for the upcoming year ending December 31, 2010. Such change in accountant was approved by the Company’s board of directors. At no time prior to our retention of DeJoya Griffith & Company, LLC, did we, or anyone on our behalf, consult with DeJoya Griffith & Company, LLC regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements.

The reports of our prior certifying accountant, Larry O’Donnell, PC, on our financial statements as of and for the years ended December 31, 2009 and 2008 did not contain an adverse opinion or a disclaimer of opinion nor were qualified or modified as to uncertainty, audit scope, or accounting principles, however, such opinions expressed concerns that, in connection with the Company’s lack of significant revenues, there existed a substantial doubt that the Company would be able to continue as a going concern.

Other than discussed above, in connection with the audits of our most recent two years ended December 31, 2009 and 2008 and the subsequent interim periods up to the date of resignation on October 26, 2010, there were no other disagreements between Larry O’Donnell, PC and us on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, nor any advisement of reportable events that, if not resolved to the satisfaction of Larry O’Donnell, PC would have caused Larry O’Donnell, PC to make reference to the subject matter of the disagreement or reportable events in connection with its reports on our financial statements for such years.

We had previously provided a copy of this Report on Form 8-K to Larry O’Donnell, PC and requested that it provide us with a letter addressed to the SEC stating whether it agrees with the statements made by us in response to this item. A copy of that response letter, dated January 24, 2011 is attached hereto as Exhibit 16.1.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(c) Exhibits.

Number	Description

16.1	Auditor Consent Letter

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 24, 2011		Tactical Air Defense Services, Inc. /s/ Alexis Korybut

	By:	Alexis Korybut
	Its:	Chief Executive Officer